CoreSite Reports Fourth Quarter 2020 Financial Results

- Signed $37.6 Million of New and Expansion Sales for the Full Year 2020, Including $9.7 Million in Q4 -

- Delivered New Data Center Capacity of 192,000 NRSF During 2020, Including 50,000 NRSF in Q4 -

- Ended 2020 with 40 Megawatts of Leasable Capacity -

DENVER, CO – February 4, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud access and interconnection solutions across the U.S., today announced financial results for the year and quarter ended December 31, 2020.

2020 Annual Highlights

o	Key Financial Results –
o	Grew operating revenues to $606.8 million, an annual increase of 6.0%
o	Delivered net income of $1.95 per common diluted share, an annual decrease of $0.10 per share
o	Grew adjusted EBITDA to $324.5 million, an annual increase of 5.3%
o	Generated Funds From Operations (“FFO”) of $5.31 per diluted share and unit, an annual increase of $0.21 per share, or 4.1%
o	Signed $37.6 million of annualized GAAP rent, a record year for retail and small scale leasing
o	Commenced $45.2 million of annualized GAAP rent
o	Delivered new data center capacity of 192,000 net rentable square feet (“NRSF”) comprised of 22 megawatts (“MW”)

Q4 2020 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $154.9 million, an increase of 6.1% year over year
o	Delivered net income of $0.46 per common diluted share, a decrease of $0.05 year over year
o	Grew adjusted EBITDA to $82.8 million, an increase of 4.7% year over year
o	Generated FFO of $1.34 per diluted share and unit, an increase of $0.04, or 3.1%, year over year
o	Paid a dividend of $1.23 per share for the fourth quarter on January 15th, representing an increase of 0.8% over the previous quarter.
o	Lease Commencements –
o	Commenced 147 new and expansion leases for 109,154 NRSF, representing $20.4 million of annualized GAAP rent, for an average rate of $187 per square foot
o	Leasing Activity –
o	Signed 151 new and expansion leases for 53,953 NRSF and $9.7 million of annualized GAAP rent, for an average rate of $180 per square foot
o	Renewed 260 leases for 121,420 NRSF and $15.8 million of annualized GAAP rent, for an average rate of $130 per square foot
o	Renewed leases reflected an increase of 1.0% in cash rent and 4.4% in GAAP rent, and churn was 5.4%

Q4 2020 Notable Events

o	Delivered new data center capacity on its Los Angeles campus
o	Completed and placed into service LA3 Phase 1 for 50,000 NRSF with 80% leased
o	Commenced the previously announced LA3 pre-lease for 38,000 NRSF and 4.5 MWs

“We executed well on each of our 2020 priorities amidst the backdrop of the global pandemic,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “The pandemic created a challenging environment that forced the team to rethink prior practices, and I’m proud of our ability to adapt quickly while continuing to execute on each priority.”

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Sales Activity

CoreSite achieved new and expansion sales of almost $9.7 million of annualized GAAP rent for the quarter, which included $4.4 million of annualized GAAP rent from retail colocation leases, $3.7 million of annualized GAAP rent from small scale leases, and $1.5 million from large scale leases.

“We delivered solid new and expansion sales in the fourth quarter, ending 2020 strongly,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We believe we are well positioned to continue to take advantage of our available, contiguous capacity and to translate new and vacant capacity into increased sales opportunities as we attract new customers and grow with our existing customers that value our platform.”

As of December 31, 2020, CoreSite had annualized GAAP backlog of $7.8 million, or $21.4 million on a cash basis.

Other Financial Results

CoreSite’s $154.9 million of operating revenues for the fourth quarter included $130.4 million of rental, power and related revenue, reflecting 5.5% year over year growth, $21.9 million of interconnection revenue, reflecting 12.7% year over year growth, and $2.6 million of office, light-industrial and other revenue. Net income was $22.4 million for the quarter, or $0.46 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline and exited 2020 with 40 MW of available capacity in its top five markets, compared to 23 MW at the end of 2019. The Company has delivered a significant amount of capacity year-to-date, which enables it to turn up services for its customers quickly.

o	During the fourth quarter, CoreSite completed and placed into service LA3 Phase 1, comprising 50,000 NRSF and 6 MWs of turn-key data center capacity. LA3 Phase 1 is 80% leased.
o	The Company completed and placed into service 192,000 NRSF comprised of 22 MWs of capacity during 2020.
o	LA3 Phase 2 comprised of 54,000 NRSF and 6 MWs was placed under construction in late December 2020. This project is expected to be complete in the fourth quarter of 2021.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.0 million NRSF, or about 87.4%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

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Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 5.2 times, or 5.1 times including backlog. As of the end of the fourth quarter, CoreSite had approximately $301.0 million of current liquidity, including $5.5 million of cash and $295.5 million of available capacity on its revolving credit facility.

Operational Excellence

The Company achieved seven-nines, or 99.999996%, of uptime for power and cooling across its portfolio of data centers, which exceeded the Company’s target of six-nines and the industry standard of five-nines.

2021 Financial Outlook

CoreSite’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company’s guidance for 2021 includes –

o	Total operating revenues in the range of $642.0 million to $652.0 million, representing 6.6% growth at the midpoint,
o	Adjusted EBITDA in the range of $336.0 million to $346.0 million, representing 5.1% growth at the midpoint,
o	Net income attributable to common diluted shares in the range of $1.81 to $1.91, representing a decrease of 4.4% at the midpoint, and
o	FFO per common diluted share and unit in the range of $5.42 to $5.52, representing growth of 3.0% at the midpoint.

CoreSite’s 2021 guidance drivers include –

o	Annual rental churn rate in the range of 6.5% to 8.5%,
o	Cash rent growth on data center renewals in the range of 0.0% to 2.0%, and
o	Total capital expenditures in the range of $185.0 million to $225.0 million.

The difference between net income and FFO represents real estate depreciation and amortization. For further details on the Company’s 2021 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers and other information, please see page 22 of CoreSite’s Supplemental Information.

© 2021, CoreSite, L.L.C. All Rights Reserved
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Conference Call Details

CoreSite will host its fourth quarter 2020 earnings call on Thursday, February 4, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until February 11, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13714615.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its fourth quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate virtually in Raymond James and Associates’ 42nd Annual Institutional Investors Conference on March 1, 2021, Citi’s 2021 Global Property CEO Conference on March 8-11, 2021, and RBC Capital Markets’ Datacenter / Cloud Infrastructure Executive Meetings on March 30, 2021.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,375 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 460+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

© 2021, CoreSite, L.L.C. All Rights Reserved
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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO

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is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$104,734	$94,593
Buildings and improvements	2,273,536	1,989,731
	2,378,270	2,084,324
Less: Accumulated depreciation and amortization	(867,975)	(720,498)
Net investment in operating properties	1,510,295	1,363,826
Construction in progress	319,411	394,474
Net investments in real estate	1,829,706	1,758,300
Operating lease right-of-use assets, net	173,928	172,976
Cash and cash equivalents	5,543	3,048
Accounts and other receivables, net	20,849	21,008
Lease intangibles, net	2,507	3,939
Goodwill	40,646	40,646
Other assets, net	103,094	101,082
Total assets	$2,176,273	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,715,911	$1,478,402
Operating lease liabilities	189,404	187,443
Accounts payable and accrued expenses	79,140	123,304
Accrued dividends and distributions	63,878	62,332
Acquired below-market lease contracts, net	2,313	2,511
Unearned revenue, prepaid rent and other liabilities	53,149	33,119
Total liabilities	2,103,795	1,887,111

Stockholders' equity
Common stock, par value $0.01	422	373
Additional paid-in capital	555,595	512,324
Accumulated other comprehensive loss	(20,526)	(6,026)
Distributions in excess of net income	(471,910)	(348,509)
Total stockholders' equity	63,581	158,162
Noncontrolling interests	8,897	55,726
Total equity	72,478	213,888
Total liabilities and equity	$2,176,273	$2,100,999

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$130,430	$130,300	$123,597	$512,343	$485,131
Interconnection revenue	21,947	21,144	19,477	84,073	75,751
Total data center revenue	152,377	151,444	143,074	596,416	560,882
Office, light-industrial and other revenue	2,561	2,537	2,961	10,408	11,845
Total operating revenues	154,938	153,981	146,035	606,824	572,727

Operating expenses:
Property operating and maintenance	43,649	44,986	39,865	169,855	157,293
Real estate taxes and insurance	6,218	5,989	5,709	23,996	22,866
Depreciation and amortization	44,386	41,759	39,737	168,915	152,925
Sales and marketing	5,844	5,901	5,527	23,726	22,439
General and administrative	10,302	10,854	10,641	44,026	43,764
Rent	10,187	8,966	8,872	36,547	32,624
Total operating expenses	120,586	118,455	110,351	467,065	431,911
Operating income	34,352	35,526	35,684	139,759	140,816
Interest expense	(11,933)	(11,384)	(10,917)	(45,086)	(41,712)
Income before income taxes	22,419	24,142	24,767	94,673	99,104
Income tax expense	(10)	(10)	(22)	(56)	(67)
Net income	22,409	24,132	24,745	94,617	99,037
Net income attributable to noncontrolling interests	2,751	3,000	5,551	15,308	23,197
Net income attributable to common shares	$19,658	$21,132	$19,194	$79,309	$75,840

Net income per share attributable to common shares:
Basic	$0.46	$0.50	$0.51	$1.96	$2.06
Diluted	$0.46	$0.50	$0.51	$1.95	$2.05

Weighted average common shares outstanding:
Basic	42,330	42,235	37,291	40,453	36,766
Diluted	42,529	42,404	37,489	40,634	36,944

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Rental revenue	$83,891	$82,943	$79,257	$329,331	$308,623
Power revenue	43,374	43,112	41,804	169,667	165,406
Tenant reimbursement and other	3,165	4,245	2,536	13,345	11,102
Rental, power, and related revenue	$130,430	$130,300	$123,597	$512,343	$485,131

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$22,409	$24,132	$24,745	$94,617	$99,037
Real estate depreciation and amortization	42,518	40,136	38,190	162,231	147,042
FFO available to common shareholders and OP unit holders	$64,927	$64,268	$62,935	$256,848	$246,079

Weighted average common shares outstanding - diluted	42,529	42,404	37,489	40,634	36,944
Weighted average OP units outstanding - diluted	5,943	6,030	10,797	7,777	11,275
Total weighted average shares and units outstanding - diluted	48,472	48,434	48,286	48,411	48,219

FFO per common share and OP unit - diluted	$1.34	$1.33	$1.30	$5.31	$5.10

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$22,409	$24,132	$24,745	$94,617	$99,037
Adjustments:
Interest expense	11,933	11,384	10,917	45,086	41,712
Income taxes	10	10	22	56	67
Depreciation and amortization	44,386	41,759	39,737	168,915	152,925
EBITDAre	$78,738	$77,285	$75,421	$308,674	$293,741
Non-cash compensation	4,033	4,156	3,603	15,843	14,384
Transaction costs / litigation	—	—	—	—	7
Adjusted EBITDA	$82,771	$81,441	$79,024	$324,517	$308,132

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